Exhibit 23.1 - Consent of Ernst & Young LLP


                         Consent of Independent Auditors
     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 14, 2000, in the Registration Statement (Form S-1) and related Prospectus of Coastal Caribbean Oils & Minerals, Ltd. for the registration of 10,000,000 shares of its common stock.


                                                           /s/ Ernst & Young LLP


Stamford, Connecticut
May 4, 2000